EnerSys Purchases Industrial Battery Business from Douglas Battery Manufacturing Co.

Reading, Pa., January 14, 2010 - EnerSys® (NYSE: ENS), the world's largest manufacturer, marketer and distributor of industrial batteries, announced that it has purchased the industrial battery business of Douglas Battery Manufacturing Co., headquartered in Winston-Salem, North Carolina for an undisclosed sum. Douglas Battery, which has been manufacturing and selling industrial batteries and chargers since 1960, has a strong customer base with well developed marketing and distribution channels, which EnerSys plans to keep intact.

"The extensive breadth of EnerSys' product and service offerings is further enhanced by the purchase of Douglas Battery's industrial battery business," said John D. Craig, chairman, president and chief executive officer of EnerSys. "As we have demonstrated with our previous acquisitions, our strategy is to continue to build quality market share by acquiring companies which will produce solid results. The acquisition of Douglas Battery, combined with our recent acquisition of Oerlikon Battery, based in Switzerland, and our investment in Altergy Systems, a developer and manufacturer fuel cells, are projected to generate over $100 million annually in new revenues for EnerSys. "

EnerSys will maintain the Douglas Battery brand and designs for the line of industrial batteries and chargers, and will retain the existing sales team, manufacturer's representatives and distributors. Douglas Battery Manufacturing Co. President Charles T. Douglas will become the Douglas Battery brand's vice president of sales for EnerSys.

"Our family and employees have worked hard since the 1920s to establish the Douglas Battery brand as one of high-quality products and service," Douglas said. "I am very pleased that EnerSys will continue to use our brands and battery designs, and I am confident that the brand's high standards will be maintained."

ABOUT ENERSYS

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from more than 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

ABOUT DOUGLAS BATTERY

Prior to this transaction with Enersys, Douglas Battery was one of the largest, privately owned battery manufacturers in the United States. Since 1921, Douglas Battery had maintained the reputation of producing and delivering the highest quality products in the industry, and has remained a customer-focused company that anticipates and responds to customers' needs. More information regarding Douglas Battery can be found at www.douglasbattery.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning; and (ii) statements about the benefits of the acquisition of the Douglas Battery or Oerlikon Battery businesses or the investment in Altergy Systems, including any impact on our financial and operating results and estimates, and any impact on EnerSys' market position that may be realized from the acquisition.

These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies many of which are beyond our control. Accordingly, EnerSys cannot guarantee their accuracy. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) our ability to successfully integrate the Douglas Battery or Oerlikon Battery businesses; (2) the possibility that EnerSys may not realize revenue benefits from the acquired businesses within expected time frames; (3) operating costs and business disruption following the acquisition, including possible adverse effects on relationships with employees, may be greater than expected; and (4) competition may adversely affect the acquired businesses and result in customer loss. For a list of other factors which could affect EnerSys' results, including earnings estimates, see EnerSys' filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys' Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2009. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. No undue reliance should be placed on any forward-looking statements.

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.